EXECUTION COPY







                             SUPPLEMENTAL INDENTURE
                             DATED AS OF MAY 1, 2006

                               WITH RESPECT TO THE

                                    INDENTURE
                             DATED AS OF MAY 1, 1998

                                      AMONG

                     TOMMY HILFIGER U.S.A., INC., AS ISSUER,

                           TOMMY HILFIGER CORPORATION
                                AS GUARANTOR, AND

                            WILMINGTON TRUST COMPANY
                   (AS SUCCESSOR TO THE CHASE MANHATTAN BANK)
                                   AS TRUSTEE




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         SUPPLEMENTAL INDENTURE dated as of May 1, 2006 (this "Supplemental
Indenture") among TOMMY HILFIGER U.S.A., INC., a Delaware corporation (the "Company"), TOMMY HILFIGER CORPORATION, a company incorporated under the laws of the British Virgin Islands, as guarantor (the "Guarantor"), and Wilmington Trust Company (as successor to The Chase Manhattan Bank), as trustee (the "Trustee") for the securities issued under the Indenture dated as of May 1, 1998 among the Company, the Guarantor and the Trustee (as amended, supplemented or otherwise modified from time to time, the "Indenture").


                                    RECITALS


         A. Pursuant to and in accordance with the terms of the Indenture, the Company established and issued its 6.85% Notes due 2008 (the "2008 Notes").


         B. In accordance with Section 902 of the Indenture, the Company has obtained the consent of the holders of a majority in aggregate principal amount of the 2008 Notes outstanding to the amendments to the Indenture set forth in this Supplemental Indenture.


         NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:


                                   AGREEMENTS


         SECTION 1. DEFINED TERMS. Terms defined in the Indenture and not otherwise defined herein are used herein as therein defined.


         SECTION 2. AMENDMENTS TO INDENTURES. The following amendments to the Indenture shall be effective solely with respect to the 2008 Notes as specified herein:

                  (a) Effective as of the General Amendment Effective Time (as defined in Section 12 below), the following Sections of the Indenture, and any corresponding provisions in the Securities, hereby are deleted in their entirety and replaced with "Intentionally Omitted.":

         EXISTING SECTION NUMBER                             CAPTION

         Section 1005.............................  Maintenance of Properties
         Section 1006.............................  Payment of Taxes and Other
                                                    Claims
         Section 1007.............................  Limitation upon Liens
         Section 1008.............................  Limitation upon Sale and
                                                    Leaseback Transactions
         Section 1009.............................  Restriction on Indebtedness
                                                    of Restricted Subsidiaries
         Section 1010.............................  Defeasance of Certain
                                                    Obligations
         Section 1011.............................  Statements by Officers as to
                                                    Default
         Section 501(4), 501(5), 501(6), 501(7)...  Events of Default

                  (b) Effective as of the General Amendment Effective Time,
         Section 704 of the Indenture is hereby amended and restated in its entirety to read as follows: "The Guarantor shall at all times comply with TIA ss.314(a)."


                  (c) Effective as of the General Amendment Effective Time,
         Section 801 of the Indenture is hereby amended and restated in its entirety to read as follows: "The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless in


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         case the Company shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed."


                  (d) Effective as of the General Amendment Effective Time,
         Section 1004 of the Indenture is hereby amended and restated in its entirety to read as follows: "Subject to Article Eight, each of the Company and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence."


                  (e) Effective as of the Special Amendment Effective Time (as defined in Section 12 below), the Indenture is hereby amended to add the following new Section 1502:


                  Section 1502.  USE OF CASH FOR OFFERS

                  Notwithstanding anything to the contrary set forth in this Indenture, the Company and its Affiliates shall be permitted to (i) use any cash, or any distribution, loan or other payment of cash by the Guarantor or any of its Subsidiaries, to pay all amounts payable for Securities accepted for payment pursuant to the cash tender offers made for Securities in accordance with Section 5.15 of that certain Agreement and Plan of Merger dated December 23, 2005, among Tommy Hilfiger Corporation, Elmira 2 B.V. (f/k/a BMD Venture Capital B.V.) and Elmira (BVI) Unlimited (including but not limited to accrued and unpaid interest from the last interest payment date of the applicable Securities to, but not including, the early settlement date or the final settlement date, as applicable, of the applicable tender offer and all fees and expenses payable in connection with such tender offers) and
                  (ii) in connection with clause (i), make any distribution, loan or other payment.


                  (f) Effective as of the General Amendment Effective Time,
         Section 101 of the Indenture is hereby amended to delete in their entirety all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in this Supplemental Indenture.


         SECTION 3. INDENTURE RATIFIED. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.


         SECTION 4. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


         SECTION 5. SUPPLEMENTAL INDENTURE IS A SUPPLEMENT TO INDENTURE. This Supplemental Indenture is executed as and shall constitute an Indenture supplemental to the Indenture solely with respect to the 2008 Notes and shall be construed in connection with and as part of the Indenture for all purposes with respect to the 2008 Notes, and every Holder of 2008 Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound by the Indenture as amended by this Supplemental Indenture.


         SECTION 6. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


         SECTION 7. REFERENCES TO SUPPLEMENTAL INDENTURE. Any and all notices, requests, certificates and other instruments executed and delivered with respect to the 2008 Notes after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references shall include this Supplemental Indenture unless the context otherwise requires.


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         SECTION 8.  EFFECT OF THIS SUPPLEMENTAL INDENTURE. Upon execution hereof, the Indenture shall be deemed to be modified as herein provided with respect to the 2008 Notes, but except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read, taken and construed as one and the same instrument with respect to the 2008 Notes. Nothing in this Supplemental Indenture shall be deemed to amend or modify any provision of the Indenture as it relates to the 9% Senior Bonds due 2031 that were issued under the Indenture.


         SECTION 9. SEVERABILITY. In the event that any provisions of this Supplemental Indenture shall be invalid, illegal or unenforceable, in any respect or for any reason, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.


         SECTION 10. TRUST INDENTURE ACT. If any provisions hereof limit, qualify or conflict with any provisions of the Trust Indenture Act of 1939 required under the Trust Indenture Act of 1939 to be a part of and govern this Supplemental Indenture, the provisions of the Trust Indenture Act of 1939 shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act of 1939 that pursuant to the Trust Indenture Act of 1939 may be so modified or excluded, the provisions of the Trust Indenture Act of 1939 as so modified or excluded hereby shall apply.


         SECTION 11. TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.


         SECTION 12. EFFECTIVENESS. This Supplemental Indenture shall become effective upon execution by the Company, the Guarantor and the Trustee. As used herein, (i) the "General Amendment Effective Time" shall mean the time and date that the Company shall have accepted for payment the 2008 Notes tendered and not validly withdrawn pursuant to the Company's Offer to Purchase and Consent Solicitation Statement dated April 7, 2006, as amended (the "Offer to Purchase"), and (ii) the "Special Amendment Effective Time" shall mean 9 a.m. London (U.K.) time on the date that the Company shall have accepted for payment the 2008 Notes tendered and not validly withdrawn pursuant to the Offer to Purchase. If the Merger Agreement is terminated pursuant to the terms thereof prior to the General Amendment Effective Time, then the terms of this Supplemental Indenture shall be null and void on the date that is 90 days following the date of such termination.


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         IN WITNESS WHEREOF, each of the parties hereto have caused this
Supplemental Indenture to be duly executed on its behalf by its duly authorized officer as of the day and year first above written.

                                  THE COMPANY:
                                  TOMMY HILFIGER U.S.A., INC.


                                  By: /s/ Joseph Scirocco
                                      -------------------------------------
                                      Name: Joseph Scirocco
                                      Title: Chief Financial Officer, Executive
                                             Vice President and Treasurer


                                  THE GUARANTOR:
                                  TOMMY HILFIGER CORPORATION


                                  By: /s/ Joseph Scirocco
                                      -------------------------------------
                                      Name: Joseph Scirocco
                                      Title: Chief Financial Officer, Executive
                                             Vice President and Treasurer


                                  THE TRUSTEE:
                                  WILMINGTON TRUST COMPANY, AS TRUSTEE


                                  By: /s/ Jeanne M. Oller
                                      -------------------------------------
                                      Name:  Jeanne M. Oller
                                      Title:  Senior Financial Services Officer


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